Exhibit 99.1

November 27, 2006

John Lowber, (907) 868-5628; jlowber@gci.com

Bruce Broquet, (907) 868-6660; broquet@gci.com

FOR IMMEDIATE RELEASE

GCI RECEIVES DELISTING NOTICE FROM NASDAQ

ANCHORAGE, AK -- General Communication, Inc. ("GCI") (Nasdaq: GNCMA) announced that it received a Staff Determination Letter from Nasdaq on November 20, 2006 indicating that GCI’s common stock is subject to delisting from The Nasdaq Stock Market. The letter stated that GCI is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the company to file all required reports with the Securities and Exchange Commission within the required time periods, because GCI filed its quarterly report on Form 10-Q for the period ending September 30, 2006 before its auditors had completed their review of the financial statements contained in the report.

GCI will appeal the determination and request a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay delisting of the company’s common stock pending the Panel’s review and determination.

As soon as GCI’s independent registered public accounting firm completes its review of GCI’s unaudited consolidated financial statements for the quarterly period ending September 30, 2006, GCI will file an amendment to the Form 10-Q to reflect material changes, if any, resulting from the independent auditor's review.

GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

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